UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2008

EPAZZ, Inc.
(Exact name of Registrant as specified in its charter)

Illinois	333-139117	36-4313571

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

445 East Ohio, Suite 250
Chicago, IL 60611
(Address of principal executive offices)

Registrant’s telephone number, including area code: (312) 955-8161

  Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On June 18, 2008, the Registrant entered into the Stock Purchase Agreement and related agreements described below under Item 2.01.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

On or about June 18, 2008, Epazz, Inc. (the “Company”, “we” and “us”) entered into a Stock Purchase Agreement (the “Purchase Agreement”) with Desk Flex, Inc., an Illinois corporation (“DFI”), Professional Resource Management, Inc., an Illinois corporation (“PRMI” and collectively with DFI, the “Target Companies”) and Arthur A. Goes, an individual and the sole stockholder of the Target Companies.  The Purchase Agreement consummated the transactions contemplated by the February 25, 2008, non-binding letter of intent (the “Letter of Intent”) the Company entered into, to acquire 100% of the outstanding shares of the Target Companies.  Pursuant to the Purchase Agreement, the Company agreed to purchase 100% of the outstanding shares of the Target Companies for an aggregate purchase price of $445,000 (the “Purchase Price”).  The Purchase Price was payable as follows:

(a)	Mr. Goes retained the $10,000 originally paid by the Company in connection with the parties’ entry into the Letter of Intent;

(b)	The Company paid Mr. Goes $210,000 in cash (the “Cash Consideration”) at the Closing (as defined below) of the Purchase Agreement; and

(c)	The Company provided Mr. Goes with a 7% Promissory Note in the amount of $225,000 (the “Note”), described in greater detail below.

Additionally, the Company agreed to assume an aggregate of approximately $15,475 in outstanding liabilities of DFI and PRMI in connection with the Closing.

The Purchase Agreement closed on June 18, 2008 (“Closing”), at which time Mr. Goes delivered to the Company, 2,000 shares of DFI stock, representing 100% of the issued and outstanding shares of DFI, and 1,000 shares of PRMI stock, representing 100% of the issued and outstanding shares of PRMI.  Also at Closing, the Company delivered the Cash Consideration and the Note to Mr. Goes.  As a result of the Closing, DFI and PRMI became wholly-owned subsidiaries of the Company.

The Note bears interest at the rate of seven percent (7%) per annum, and all past-due principal and interest (which failure to pay such amounts after a fifteen (15) day cure period, shall be defined herein as an “Event of Default”) bear interest at the rate of twelve percent (12%) per annum until paid in full.  The Note, however, additionally provides that the Company shall have two additional fifteen (15) day cure periods during the term of the Note resulting in two thirty (30) day cure periods before an Event of Default occurs.  The principal amount of the Note is due on June 18, 2011.  The Note is payable in monthly installments of the greater of $6,947.35 (each a “Monthly Payment”), with the first such Monthly Payment due on September 18, 2008, until such time as this Note is paid in full.  Provided, however, that if the total amount due under the Note is less than any Monthly Payment, the Company shall only be obligated to pay the remaining balance of the Note.  The Note may be prepaid at any time without penalty.

Additionally, the Company agreed to secure the payment of the Note with a Uniform Commercial Code Security Interest filing, which the Company agreed to file, at Mr. Goes request, at the Company’s expense, to grant Mr. Goes a security interest over all of the Target Companies’ tangible and intangible assets, and the outstanding stock of both of the Target Companies until the Note is repaid.  Pursuant to such requirement of the Note, at the Closing, the Company entered into a Security Agreement with Mr. Goes, whereby the Company granted Mr. Goes a security interest in all inventory, equipment, appliances, furnishings and fixtures, stock certificates and intellectual property now or hereafter owned by the Target Companies.  Pursuant to the Security Agreement, the Company also assigned to Mr. Goes a security interest in all of its right, title, and interest to any trademarks, trade names, contract rights, and leasehold interests in which it now has or hereafter acquires to secure repayment of the Note.

Professional Resource Management, Inc. and Desk Flex, Inc. Business Overview

Professional Resource Management, Inc. was incorporated under the laws of Illinois in June 1985.  On or around December 31, 1997, Professional Resource Management, Inc. established a wholly owned subsidiary, PRM Transfer Corp.  On or around December 31, 1997, Professional Resource Management, Inc., PRM Transfer Corp. and Arthur Goes entered into a Reorganization Agreement, whereby Professional Resource Management, Inc. transferred all of its assets and liabilities to PRM Transfer Corp., with the exception of those assets pertaining to its proprietary source code or software product, Desk/Flex.  Also pursuant to the Reorganization Agreement, Professional Resource Management, Inc. amended its corporate charter to change its name to Desk Flex, Inc. (“DFI”), and PRM Transfer Corp. amended its charter to be change its name to Professional Resources Management, Inc. (“PRMI”).  The transfer was effected in an effort by Mr. Goes to better promote the Desk/Flex product.

Currently, PRMI and DFI are separate legal entities, but operate in conjunction.  PRMI and DFI share office space and certain employees.  DFI’s main source of revenue comes from the “Desk/Flex Software” product, which it owns, and PRMI’s main source of revenue comes from the “Agent Power” product line, which it owns.  PRMI also acts as the general agent for DFI; however, there is no formal agency agreement between the two companies.

Desk Flex Software

DFI developed the Desk/Flex Software (“Desk/Flex”) to enhance the value of businesses’ real estate investments and modernize their office space.  Desk/Flex lets businesses make better use of office space restrictions by enabling employees to instantly access their workstation tools from multiple areas in and outside of the office.  Desk/Flex lets employees reserve space in advance or claim space instantly. It adjusts the telephone switch (Private Branch Exchange or “PBX”) so that calls ring at the 'desk du jour', or go directly to voice mail when a worker is not checked in.

Key Features of Desk/Flex include:

Quick and Easy Check-In - Check-in and Check-out to a workstation takes less than 8 seconds, and advance reservations take only a few seconds more.

Point-and-Click Floor Maps - Desks that are available are identified by green dots. Those that are in use are identified by red. An employee needs only to click or touch (using an optional touchscreen) a green dot to select his or her desk.

PBX Interaction - Desk/Flex connects to an employee’s Nortel, Avaya or Cisco PBX to ensure that the employee has phone access at his or her desk; the message waiting light becomes operational; outside calls can be made only after checking in; and an employee is automatically checked out overnight if he or she leaves a workstation without checking out.

Web Browser and Local "Kiosk" Access - On site, the Desk/Flex kiosk(s) makes it easy to select a vacant desk near a co-worker or centrally located at the office. Even before leaving home a worker with access to the company intranet can reserve a desk or locate a co-worker at any desk in the company’s office via a web browser.

Advance Reservations - Workers can easily choose and reserve workspaces ahead of time for a particular date or range of dates.

Occupancy Reports - Management reports allow accurate measures of occupancy in total or by type of desk so the total number or mix of desks can be adjusted to meet client demand and save more office space expense in future months.

Desk/Flex is responsive to office size and needs, servicing small to large businesses. Desk/Flex can be configured to administer a single site or multiple sites locally or remotely.  Desk/Flex has full integration capabilities with both Nortel and Avaya, which combined represent the majority of the telecommunications and inbound automatic call distributor (“ACD”) market.

Agent Power Software

Agent Power Software (“Agent Power”) is PRMI’s proprietary software line.  PRMI believes Agent Power provides vital information and tools for call centers to help improve their workforce management. Historical, real-time, and forecast information is available at the touch of a button to plan, control, and monitor a business’ call center. Coordinated stand-alone modules allow a company to develop employee schedules, track queue and agent performance, communicate this information with the company’s agents and improve workforce management.

Agent Power is a suite of six (6) applications. Each can operate on a stand-alone basis, or can work in conjunction with the other applications.  The applications feature the following workforce management components:

▪	Planning and Scheduling;
▪	Agent Adherence;
▪	Agent Performance;
▪	ACD Group Performance;
▪	Real-Time Agent Status; and
▪	Info Screen.

All modules of Agent Power have full integration capabilities with Nortel, Avaya, and ROLM ACDs, and the Planning and Scheduling module works with any modern ACD system.

DFI and PRMI Customer Base

DFI customers include several technology companies throughout the world, including Fortune 100 companies. DFI also serves customers who are represented in local and regional markets. PRMI customers represent a vast array of business types and sizes from banking, catalogue, manufacturing, hospitality, membership and retail. Call center sizes range from 4 agents to about 300.  Currently, DFI has nine (9) clients with the Desk/Flex product installed at forty-six (46) sites, and PRMI has twenty-two (22) clients, with Agent Power operating at twenty-six (26) different sites.

Material Agreements

PRMI and DFI have entered into multiple Non-Exclusive Representative Agreements (the “Rep Agreements”) with several different marketing representatives, whereby PRMI and DFI have granted such marketing representatives a non-exclusive and non-transferable right to market the Desk/Flex product and Agent Power product to customers in specified territories.  The terms of each Rep Agreement vary.  Typically, each Rep Agreement has an automatic renewal feature but can be terminated by either party upon adequate notice.  Marketing representatives typically receive varying commission rates between 10% to 20% of sales.  The total amount due in commissions during the past year totaled $8,627, of which $4,273 remains unpaid as of the date of this filing.

Research and Development

During the last three years, PRMI and DFI have spent approximately $288,000 on research and development, collectively.  Moving forward we expect to pay additional research and development costs in connection with the Desk/Flex and Agent Power software lines.

Employees

As of June 18, 2008, PRMI and DFI employed three (3) full-time employees and one (1) part-time employee.  All employees have entered into non-binding employment agreements which includes a non-disclosure and non-compete agreement.  All full time employees receive health benefits.  None of these employees are covered by a collective bargaining agreement.

Competition

DFI’s primary competitor for Desk/Flex is the product line sold by Agilquest Corporation (“Agilquest”) who has a substantial market share among companies utilizing “hoteling” for their office space.  To our knowledge Agilquest is the only competitor that offers a product line with the same applications as Desk/Flex.  Agilquest also focuses on Cisco, Nortel and Avaya telephone systems.  Further, there are companies who specialize in conference room scheduling (where no PBX interface is needed) who may branch out into the hoteling market in the future.  We plan to compete with Agilquest by focusing on Nortel and Avaya, including VoIP (“Voice over Internet Protocol”) phones, a market we believe Agilquest is neglecting.  We also believe our team approach to customers, our superior customer service and our smaller size (which allows us to have a more flexible approach to the product modification needs of customers) will provide us with a competitive advantage over our competitors.

PRMI and its Agent Power product line have a large number of competitors from high end call center scheduling systems to smaller firms who specialize in electronic displays.  We believe, however, that by understanding customers’ specialized needs and addressing them individually, PRMI can maintain and improve its market presence.  A portion of PRMI’s customers over the last ten years include businesses who require software that supports the older ROLM and Nortel PBX/ACD switches.  We believe that as technology advances, these older switches are gradually being retired, leaving a smaller market, but with many fewer competitors.  We also believe that PRMI is the only company currently selling and supporting software to supplement the management reports for the ROLM 9751 series which we believe could give a competitive advantage to PRMI as long as this older PBX line remains in operation.  We also are of the opinion that the marketplace for the Planning and Scheduling portion of Agent Power is strong, as we plan to focus on a niche in the small to medium size call center market, for those call centers with between 20 to 150 agents.  Moving forward, we plan on improving PRMI’s marketing techniques, including making additional appearances at call center trade shows.

Patents, Trademarks and Licenses

DFI currently holds a trademark for “DeskFlex,” under registration number 1921713.  Other than the “DeskFlex” trademark, DFI and PRMI hold no other patents, trademarks or licenses.

Need For Government Approval

Neither DFI or PRMI are subject to the requirement to obtain any government approval for their business operations or products, other than state business licenses and annual report requirements due to the State of Illinois.

Description of Property

The executive offices of PRMI and DFI are located at 50 N. Brockway Suite 3-5, Palatine, Illinois 60067.  The executive offices represent approximately 1,060 square feet.  PRMI and DFI occupy this space under an amended lease agreement between PRMI and Harris Bank Palatine, N.A. which has a three year term that began on June 1, 2007 and ends on May 31, 2010.  The monthly rent under the lease is $1,435.42 for the first year, $1,479.58 for the second year, and $1,523.75 for the third year.  The Company has assumed PRMI’s and DFI’s obligations under the lease in connection with the Closing.    The lease may be cancelled by the landlord with twelve months prior written notice or by us with ninety (90) days prior written notice to the landlord. The lease can be extended for an additional three year period, assuming we provide notice of our desire to extend the lease to the landlord no later than four months prior to the end of the lease period.  PRMI and DFI also have a web server lease in place at a cost of approximately $800 per month.

RISKS RELATED TO THE BUSINESS OF DESK FLEX AND PRMI

 Desk Flex and PRMI have a history of losses and we anticipate that they will likely experience continued losses in the near future and may not ever achieve or maintain profitability.

Desk Flex and PRMI (the “Target Companies”) had a net loss of $41,032 for the year ended February 29, 2008, and a net loss of $32,886 for the year ended February 28, 2007. We expect to continue to incur operating losses in the future until such time as the Target Companies are able to build relationships with future customers, build a distribution channel for their products, continue design and development projects, and increase administrative activities to support planned growth. The extent of the Target Companies future operating losses and the timing of profitability are highly uncertain, and such Target Companies may never generate sufficient revenues to achieve or sustain profitability.

The Target Companies independent registered public accountants indicate that the Target Companies have conditions that raise substantial doubts that they can continue as a going concern, which may negatively affect their ability to raise additional funds and otherwise operate their business. If the Target Companies fail to raise sufficient capital, they will not be able to implement their business plan, may have to liquidate their business, and you may lose your investment.

GBH CPAs, PC, our independent registered public accountants, has added an explanatory paragraph to their audit opinion issued in connection with the financial statements of the Target Companies indicating that it has substantial doubt about the Target Companies ability to continue as a going concern given their recurring losses from operations and deficiencies in working capital and equity.  If we and the Target Companies fail to raise sufficient capital, we will not be able to implement our business plan, we may have to liquidate our business, including the Target Companies and you may lose your investment. You should consider our independent registered public accountants’ comments when determining if an investment in us is suitable.

The Note payable to the seller of the Target Companies is secured by a security interest in substantially all of the assets of the Target Companies.

We provided Mr. Goes, the seller of the Target Companies with a 7% Promissory Note in the amount of $225,000 (the “Note”) in connection with the Closing of the purchase of the Target Companies. The Note bears interest at the rate of seven percent (7%) per annum, and all past-due principal and interest (which failure to pay such amounts after a thirty (30) day cure period, shall be defined herein as an “Event of Default”) bear interest at the rate of twelve percent (12%) per annum until paid in full.  The principal amount of the Note is due on June 18, 2011.  The Note is payable in monthly installments of $6,947.35 (each a “Monthly Payment”), with the first such Monthly Payment due on September 18, 2008, until such time as this Note is paid in full.  We agreed to secure the payment of the Note with a Uniform Commercial Code Security Interest filing, which we agreed to file, at Mr. Goes request, at our expense, to grant Mr. Goes a security interest over all of the Target Companies’ tangible and intangible assets, and the outstanding stock of both of the Target Companies until the Note is repaid.  Pursuant to such requirement of the Note, at the Closing, we entered into a Security Agreement with Mr. Goes, whereby we granted Mr. Goes a security interest in all inventory, equipment, appliances, furnishings and fixtures, stock certificates and intellectual property now or hereafter owned by the Target Companies.  Pursuant to the Security Agreement, we also assigned to Mr. Goes a security interest in all of our right, title, and interest to any trademarks, trade names, contract rights, and leasehold interests in which we now have or hereafter acquire to secure repayment of the Note.  If we default on the repayment of the Note, Mr. Goes may enforce his security interest over the assets of the Target Companies and our assets which secure the repayment of the Note, and we could be forced to curtail or abandon our current business plans and operations. If that were to happen, any investment in the Company could become worthless.

Our success and the success of the Target Companies depend in part upon our ability to develop new products and enhance our existing products. Failure to successfully introduce new or enhanced products to the market may adversely affect our business.

We may not be successful in achieving market acceptance of our products, including the products of the Target Companies. Any failure or delay in diversifying our existing product offerings could harm our business, results of operations and financial condition.

Our future success depends in part on our ability to develop enhancements to our existing products and to introduce new products that keep pace with rapid technological developments. We must continue to modify and enhance our products to keep pace with changes in technologies. We may not be successful in developing these modifications and enhancements or in bringing them to market in a timely manner. In addition, uncertainties about the timing and nature of new technologies and platforms or modifications to existing platforms or technologies, could increase our research and development expenses. Any failure of our products to operate effectively with future network platforms and technologies could reduce the demand for our products, result in customer dissatisfaction and harm our business.  Additionally, accelerated product introductions and short product life cycles require high levels of expenditures for research and development that could adversely affect our operating results.

The operating results of the Target Companies are difficult to predict and fluctuate substantially from quarter to quarter and year to year, which may increase the difficulty of financial planning and forecasting and may result in declines in our stock price.

The Target Companies’ future operating results may vary from past operating results, are difficult to predict and may vary from year to year due to a number of factors. Many of these factors are beyond our control. These factors include:

● the potential delay in recognizing revenue from transactions due to revenue recognition rules which we must follow;

● customer decisions to delay implementation of our products;

● any seasonality of technology purchases;

● demand for our products, which may fluctuate significantly;

● the timing of new product introductions and product enhancements by both us and our competitors;

● changes in our pricing policy; and

● the publication of opinions concerning us, our products or technology by industry analysts.

As a result of these and other factors, the operating results of the Target Companies for any fiscal quarter or year will be subject to significant variation, and we believe that period-to-period comparisons of such results of operations are not necessarily meaningful in terms of their relation to future performance. You should not rely upon these comparisons as indications of future performance. It is likely that our future quarterly and annual operating results from time to time will not meet the expectations of public market analysts or investors, which could cause a drop in the price of our common stock.

Defects or errors in the Target Companies’ software could adversely affect our reputation, result in significant costs to us and impair our ability to sell our software.

If the Target Companies’ software is determined to contain defects or errors, our reputation could be materially adversely affected, which could result in significant costs to us and impair our ability to sell our software in the future. The costs we would incur to correct product defects or errors may be substantial and would materially adversely affect our operating results. After the release of new software, defects or errors may be identified from time to time by our internal team and by our clients. Such defects or errors may occur in the future.

Any defects in the applications of the Target Companies, or defects that cause other applications to malfunction or fail, could result in:

● lost or delayed market acceptance and sales of our software;

● loss of clients;

● product liability suits against us;

● diversion of development resources;

● injury to our reputation; and

● increased maintenance and warranty costs.

The Target Companies’ market is subject to rapid technological change and if we fail to continually enhance our products and services in a timely manner, our revenue and business would be harmed.

We must continue to enhance and improve the performance, functionality and reliability of our products and those of the Target Companies in a timely manner. The software industry is characterized by rapid technological change, changes in user requirements and preferences, frequent new product and services introductions embodying new technologies, and the emergence of new industry standards and practices that could render our products and services obsolete. Our failure to continually enhance our products and services in a timely manner would adversely impact our business and prospects. Our success will depend, in part, on our ability to internally develop and license leading technologies to enhance our existing products and services, to develop new products and services that address the increasingly sophisticated and varied needs of our future customers, and to respond to technological advances and emerging industry standards and practices on a cost-effective and timely basis. Our product development efforts are expected to continue to require substantial investments, and we may not have sufficient resources to make the necessary investments. If we are unable to adapt our products and services to changing market conditions, customer requirements or emerging industry standards, we may not be able to maintain or increase our revenue and expand our business.

Our management has no senior management experience in the software industry which may hinder our ability to manage our operations.

Our Company is a new software company and our management has limited experience managing in our industry and our management and employees have limited experience developing and selling software such as the software developing and selling the software of the Target Companies. The lack of experience in software design and sales may make it difficult to compete against companies that have more senior management and design experience. We expect to add additional key personnel in the future. Our failure to attract and fully integrate our new employees into our operations or successfully manage such employees could have a material adverse effect on our business, financial condition and results of operations.

Significant unauthorized use of our products and those of the Target Companies would result in material loss of potential revenues and our pursuit of protection for our intellectual property rights could result in substantial costs to us.

Our software, including the software of the Target Companies is planned to be licensed to customers under license agreements, which license may include provisions prohibiting the unauthorized use, copying and transfer of the licensed program. Policing unauthorized use of our products will likely be difficult and, while we are unable to determine the extent to which piracy of our software products exists, any significant piracy of our products could materially and adversely affect our business, results of operations and financial condition. In addition, the laws of some foreign countries do not protect the proprietary rights to as great an extent as do the laws of the United States and our means of protecting our proprietary rights may not be adequate.

We may face product liability claims from our future customers which could lead to additional costs and losses to the Company.

Our license agreements with our future customers will contain provisions designed to limit our exposure to potential product liability claims. It is possible, however, that the limitation of liability provisions contained in the license agreements may not be effective under the laws of some jurisdictions. A successful product liability claim brought against us could result in payment by us of substantial damages, which would harm our business, operating results and financial condition and cause the price of our common stock to fall.

We may not be able to respond to technological changes with new software applications, which could materially adversely affect our sales and profitability.

The markets for our software applications including those of the Target Companies are characterized by rapid technological changes, changing customer needs, frequent introduction of new software applications and evolving industry standards. The introduction of software applications that embody new technologies or the emergence of new industry standards could make our software applications obsolete or otherwise unmarketable. As a result, we may not be able to accurately predict the lifecycle of our software applications, which may become obsolete before we receive any revenue or the amount of revenue that we anticipate receiving from them. If any of the foregoing events were to occur, our ability to retain or increase market share could be materially adversely affected.

To be successful, we need to anticipate, develop and introduce new software applications on a timely and cost-effective basis that keep pace with technological developments and emerging industry standards and that address the increasingly sophisticated needs of our future customers and their budgets. We may fail to develop or sell software applications that respond to technological changes or evolving industry standards, experience difficulties that could delay or prevent the successful development, introduction or sale of these applications or fail to develop applications that adequately meet the requirements of the marketplace or achieve market acceptance. Our failure to develop and market such applications and services on a timely basis, or at all, could materially adversely affect our sales and profitability.

Our failure to offer high quality customer support services could harm our reputation and could materially adversely affect our sales of software applications and results of operations.

Our future customers, if any, will depend on us to resolve implementation, technical or other issues relating to our software, including the software of the Target Companies. A high level of service is critical for the successful marketing and sale of our software. If we do not succeed in helping our customers quickly resolve post-deployment issues, our reputation could be harmed and our ability to make new sales or increase sales to customers could be damaged.

Our business could be harmed if our independent third party contractors violate labor or other laws.

Once we are able to retain them, our independent contract third party contractors may not operate in compliance with applicable United States and foreign laws and regulations, including labor practices. If one of any of our possible future independent contractors violates labor or other laws or diverges from those labor practices generally accepted as ethical in the United States, it could result in adverse publicity for us, damage our reputation in the United States or render our conduct of business in a particular foreign country undesirable or impractical, any of which could harm our business.

Our future success depends on our ability to respond to changing customer demands, identify and interpret trends and successfully market new products.

The software industry is subject to rapidly changing customer demands, particularly in the “enterprise” market in which we will market the products of the Target Companies. Accordingly, we must identify and interpret trends and respond in a timely manner. Demand for and market acceptance of new products are uncertain and achieving market acceptance for new products generally requires substantial product development and marketing efforts and expenditures. If we do not meet changing customer demands or are unable to develop products that appeal to current customer demands, our results of operations will be negatively impacted. In addition, we will have to make decisions about product development and marketing expenditures in advance of the time when customer acceptance can be determined. If we fail to anticipate, identify or react appropriately to changes and trends or are not successful in marketing our products, we could experience excess inventories, higher than normal markdowns or an inability to sell our products once and if the products are available.

Our business and that of the Target Companies could be harmed if we are unable to establish and maintain a brand image.

We believe that establishing a brand is critical to achieving acceptance of our software products and to establishing key strategic relationships. As a new company with a new brand, we believe that we have little to no brand recognition with the public. We may experience difficulty in establishing a brand name that is well-known and regarded, and any brand image that we may be able to create may be quickly impaired. The importance of brand recognition will increase when and if our competitors create products that are similar to our products. Even if we are able to establish a brand image and react appropriately to changes in customer preferences, customers may consider our brand image to be less prestigious or trustworthy than those of our larger competitors. Our results of operations may be affected in the future should our products even be successfully launched.

We will face intense competition, including competition from companies with significantly greater resources than ours, and if we are unable to compete effectively with these companies, our business could be harmed.

We will face intense competition in the software industry from other established companies in connection with the software created by the Target Companies. Almost all of our competitors have significantly greater financial, technological, engineering, manufacturing, marketing and distribution resources than we do. Their greater capabilities in these areas will enable them to better withstand periodic downturns in the software industry, compete more effectively on the basis of price and production and more quickly develop new products. In addition, new companies may enter the markets in which we expect to compete, further increasing competition in the software industry.

We believe that our ability to compete successfully will depend on a number of factors, including the functionality of our products once marketed and the strength of our brand, once established, as well as many factors beyond our control. We may not be able to compete successfully in the future, and increased competition may result in price reductions, reduced profit margins, loss of market share and an inability to generate cash flows that are sufficient to maintain or expand our development and marketing of new products.

Protection of our intellectual property, including the intellectual property of the Target Companies is limited, and any misuse of our intellectual property by others could materially adversely affect our sales and results of operations.

Proprietary technology in our software is important to our success. To protect our proprietary rights, we plan to rely on a combination of patents, copyrights, trademarks, trade secrets, confidentiality procedures and contractual provisions. We do not own any issued patents and we have not emphasized patents as a source of significant competitive advantage. Furthermore, neither of the Target Companies has any patents on their products.  We have sought to protect our proprietary technology under laws affording protection for trade secrets, copyright and trademark protection of our software, products and developments where available and appropriate. In the event we are issued patents, our issued patents may not provide us with any competitive advantages or may be challenged by third parties, and the patents of others may seriously impede our ability to conduct our business. Further, any patents issued to us may not be timely or broad enough to protect our proprietary rights.

Protection of trade secrets and other intellectual property rights in the markets in which we operate and compete is highly uncertain and may involve complex legal and scientific questions. The laws of countries in which we operate may afford little or no protection to our trade secrets and other intellectual property rights. Policing unauthorized use of our trade secret technologies and proving misappropriation of our technologies is particularly difficult, and we expect software piracy to continue to be a persistent problem. Piracy of our products represents a loss of revenue to us. Furthermore, any changes in, or unexpected interpretations of, the trade secret and other intellectual property laws in any country in which we operate may adversely affect our ability to enforce our trade secret and intellectual property rights. Costly and time-consuming litigation could be necessary to enforce and determine the scope of our confidential information and trade secret protection. If we are unable to protect our proprietary rights or if third-parties independently develop or gain access to our or similar technologies, our competitive position and revenue could suffer.

We may incur significant litigation expenses protecting our intellectual property or defending our use of intellectual property, which may have a material adverse effect on our cash flow and results of operations.

If our efforts to protect our intellectual property rights are inadequate to prevent imitation of our products by others or to prevent others from seeking to block sales of our products as a violation of the intellectual property rights of others, we could incur substantial significant legal expenses in resolving such disputes.

Our competitors may develop similar, non-infringing products that adversely affect our ability to generate revenues.

Our competitors may be able to produce a software product that is similar to our products without infringing on our intellectual property rights. Since we have yet to establish any significant brand recognition for our products, we could lose a substantial amount of business due to competitors developing products similar to our software products. As a result, our future growth and ability to generate revenues from the sale of our products could suffer a material adverse effect.

Claims that we misuse the intellectual property of others could subject us to significant liability and disrupt our business, which could materially adversely affect our results of operations and financial condition.

Because of the nature of our business, we may become subject to material claims of infringement by competitors and other third-parties with respect to current or future software applications, trademarks or other proprietary rights. Our competitors, some of which may have substantially greater resources than us and have made significant investments in competing technologies or products, may have, or seek to apply for and obtain, patents that will prevent, limit or interfere with our ability to make, use and sell our current and future products, and we may not be successful in defending allegations of infringement of these patents. Further, we may not be aware of all of the patents and other intellectual property rights owned by third-parties that may be potentially adverse to our interests. We may need to resort to litigation to enforce our proprietary rights or to determine the scope and validity of a third party’s patents or other proprietary rights, including whether any of our products or processes infringe on the patents or other proprietary rights of third-parties. The outcome of any such proceedings is uncertain and, if unfavorable, could significantly harm our business. If we do not prevail in this type of litigation, we may be required to:

● pay damages, including actual monetary damages, royalties, lost profits or other damages and third-party’s attorneys’ fees, which may be substantial;

● expend significant time and resources to modify or redesign the affected products or procedures so that they do not infringe a third-party’s patents or other intellectual property rights; further, there can be no assurance that we will be successful in modifying or redesigning the affected products or procedures;

● expend significant time and resources to modify or redesign the affected products or procedures so that they do not infringe a third-party’s patents or other intellectual property rights; further, there can be no assurance that we will be successful in modifying or redesigning the affected products or procedures;

● obtain a license in order to continue manufacturing or marketing the affected products or processes, and pay license fees and royalties; if we are able to obtain such a license, it may be non-exclusive, giving our competitors access to the same intellectual property, or the patent owner may require that we grant a cross-license to part of our proprietary technologies; or

● stop the development, manufacture, use, marketing or sale of the affected products through a court-ordered sanction called an injunction, if a license is not available on acceptable terms, or not available at all, or our attempts to redesign the affected products are unsuccessful.

Any of these events could adversely affect our business strategy and the value of our business. In addition, the defense and prosecution of intellectual property suits, interferences, oppositions and related legal and administrative proceedings in the United States and elsewhere, even if resolved in our favor, could be expensive, time consuming, generate negative publicity and could divert financial and managerial resources.

We expect that software developers will increasingly be subject to infringement claims as the number of software applications and competitors in our industry segment grows and the functionality of software applications in different industry segments overlaps. Thus, we could be subject to additional patent infringement claims in the future. There can be no assurance that the claims that may arise in the future can be amicably disposed of, and it is possible that litigation could ensue.

Intellectual property litigation can be complex, costly and protracted. As a result, any intellectual property litigation to which we are subject could disrupt our business operations, require us to incur substantial costs and subject us to significant liabilities, each of which could severely harm our business.

Plaintiffs in intellectual property cases often seek injunctive relief. Any intellectual property litigation commenced against us could force us to take actions that could be harmful to our business, including the following:

● stop selling our products or using the technology that contains the allegedly infringing intellectual property;

● stop selling our products or using the technology that contains the allegedly infringing intellectual property;

● attempt to obtain a license to use the relevant intellectual property, which may not be available on reasonable terms or at all; and

● attempt to redesign the products that allegedly infringed upon the intellectual property.

If we are forced to take any of the foregoing actions, our business, financial position and operating results could be harmed. We may not be able to develop, license or acquire non-infringing technology under reasonable terms, if at all. These developments would result in an inability to compete for customers and would adversely affect our ability to increase our revenue. The measure of damages in intellectual property litigation can be complex, and is often subjective or uncertain. If we were to be found liable for the infringement of a third party’s proprietary rights, the amount of damages we might have to pay could be substantial and would be difficult to predict.

Our business including that of the Target Companies may be negatively impacted as a result of changes in the economy and corporate and institutional spending.

Our business, including the business of the Target Companies, will depend on the general economic environment and levels of corporate and institutional spending. Purchases of software may decline in periods of recession or uncertainty regarding future economic prospects. During periods of recession or economic uncertainty, we may not be able to maintain or increase our sales to customers, maintain sales levels, establish operations on a profitable basis or create earnings from operations as a percentage of net sales. As a result, our operating results may be adversely and materially affected by downward trends in the economy or the occurrence of events that adversely affect the economy in general. Our operating results and margins will be adversely impacted if we do not grow as anticipated.

We may be unable to scale our operations and those of the Target Companies successfully and fail to attain our planned growth.

Our plan is to grow our business, including the business of the Target Companies, rapidly. Our growth, if it occurs as planned, will place significant demands on our management, as well as our financial, administrative and other resources. We will need to hire highly skilled personnel to effectuate our planned growth. There is no guarantee that we will be able to locate and retain qualified personnel for such positions, which would likely hinder our ability to manage operations. Furthermore, we cannot guarantee that any of the systems, procedures and controls we put in place will be adequate to support the commercialization of our products or other operations. Our operating results will depend substantially on the ability of our officers and key employees to manage changing business conditions and to implement and improve our financial, administrative and other resources. If we are unable to respond to and manage changing business conditions, or the scale of our products, services and operations, then the quality of our services, our ability to retain key personnel and our business could be harmed.

MANAGEMENT’S DISCUSSION AND ANALYSIS FOR DESK FLEX, INC. AND PROFESSIONAL RESOURCE MANAGEMENT, INC.

RESULTS OF OPERATIONS FOR THE FISCAL YEAR ENDED FEBRUARY 29, 2008 COMPARED TO THE FISCAL YEAR ENDED FEBRUARY 28, 2007

The Target Companies had revenue of $393,785 for the year ended February 29, 2008, compared to revenue of $653,351 for the year ended February 28, 2007, a decrease in revenue of $259,566 or 39.7% from the prior year. The decrease in revenue was due to an especially high number of Desk/Flex installations for one of their larger clients in January 2007, which installations were not represented during the year ended February 29, 2008.  The revenues of the Target Companies tend to vary widely from quarter to quarter.

The Target Companies had cost of revenue of $30,170 for the year ended February 29, 2008, compared to cost of revenue of $80,566 for the year ended February 28, 2007, a decrease in cost of revenue of $50,396 or 62.6%.  The decrease in cost of revenue was a direct result of the decrease in sales revenue during the year ended February 29, 2008, compared to the year ended February 28, 2007.  Additionally, during the year ended February 28, 2007, it was the practice of the Target Companies to purchase computer equipment and hardware on behalf of clients and then to resell those components to the clients at cost, which practice stopped during the year ended February 29, 2008, and attributed to the decrease in cost of goods sold during the same period.

The Target Companies' cost of revenue as a percentage of revenue was 7.7% for the year ended February 29, 2008, compared to cost of revenue as a percentage of revenue of 12.3% for the year ended February 28, 2007, a decrease in cost of revenue as a percentage of revenue of 4.6%.

The Target Companies had total operating expenses of $434,998 for the year ended February 29, 2008, compared to total operating expenses of $686,237 for the year ended February 28, 2007, a decrease in total operating expenses of $251,239 or 36.6% from the prior period.  The main reason for the decrease in operating expenses was the 62.6% decrease in revenue discussed above, a $118,769 or 69.9% decrease in salaries and wages, shareholders, to $51,190 for the year ended February 29, 2008, compared to $169,959 for the year ended February 28, 2007, and a $94,457 or 45.6% decrease in other general and administrative expenses, to $112,790 for the year ended February 29, 2008, compared to $207,247 for the year ended February 28, 2007.  The 69.9% decrease in salaries and wages, shareholders, can be attributed to the fact that a significant portion of Mr. Goes salary for the 2007 calendar year was paid during the first quarter of 2007, which in turn led to increased salary expenses during the year ended February 28, 2007, compared to the year ended February 29, 2008.  The 45.6% decrease in other general and administrative expenses is due to general cost cutting of the Target Companies during the year ended February 29, 2008, compared to the year ended February 28, 2007.

The Target Companies had a loss from operations of $41,213 for the year ended February 29, 2008, compared to a loss from operations of $32,886 for the year ended February 28, 2007, an increase in loss from operations of $8,327 or 25.3% from the prior period.  This increase in loss from operations was mainly caused by the decrease in revenue as described above.

The Target Companies had total other income of $181 for the year ended February 29, 2008, compared to total other income of $3,048 for the year ended February 28, 2007, a decrease in total other income of $2,867 or 94.1% from the prior period.  This 94.1% decrease is mainly attributable to the Target Companies having $2,610 of gain on sale of property and equipment for the year ended February 28, 2007 compared to no gain on the sale of property and equipment for the year ended February 29, 2008, which is attributable to the sale of a vehicle owned by the Target Companies.

The Target Companies had a net loss of $41,032 for the year ended February 29, 2008, compared to a net loss of $29,838 for the year ended February 28, 2007, an increase in net loss of $11,194 or 37.5% from the prior period.

LIQUIDITY AND CAPITAL RESOURCES

The Target Companies had total assets of $51,043 as of February 29, 2008, which included current assets of $32,063, consisting of cash on hand of $18,397 and accounts receivable of $13,666, and non-current assets of $18,980, consisting of property and equipment, net of accumulated depreciation of $13,146.

The Target Companies had total liabilities of $50,021 as of February 29, 2008, consisting solely of current liabilities, consisting only of deferred revenue.

The Target Companies had negative working capital of $17,958, and total accumulated deficit of $1,078 as of February 29, 2008.

The Target Companies had $2,067 of net cash provided by operating activities for the year ended February 29, 2008, which consisted of $41,032 of net loss and $3,406 of accounts payable and accrued liabilities, offset by $33,203 of accounts receivable, $7,170 of depreciation and $6,132 of deferred revenue.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

Part of the Purchase Price of the Target Companies was the Note provided to Mr. Goes, described in greater detail above.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements of Business Acquired:

99.1*	Audited Combined Financial Statements of Professional Resource Management, Inc. and Desk Flex, Inc.

99.2*	Pro Forma Financial Information

(d) Exhibits:

10.1*	Stock Purchase Agreement and Promissory Note

10.2*	Promissory Note between Epazz, Inc. and Arthur Goes

10.3*	Security Agreement with Arthur Goes

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Epazz, Inc.

Date: June 24, 2008
By: /s/ Shaun Passley
Shaun Passley
Chief Executive Officer